O'REILLY AUTO PARTS
                            PROFESSIONAL PARTS PEOPLE
                                     (LOGO)









                                  April 4, 2000


Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of O'Reilly Automotive, Inc. to be held at the University Plaza Convention Center, Arizona Room, 333 John Q. Hammons Parkway, Springfield, Missouri on Friday, May 5, 2000, at 10:00 a.m, local time.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card in the envelope provided at your earliest convenience. If you attend the meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     In order to assist us in preparing for the Annual Meeting, please let us know if you plan to attend by contacting Tricia Headley, our Corporate Secretary, at 233 South Patterson, Springfield, Missouri 65802, (417) 862-2674 ext. 1161.

     We look forward to seeing you at the Annual Meeting.



       David E. O'Reilly                               Larry P. O'Reilly
   Co-Chairman of the Board and                 Co-Chairman of the Board and
    Chief Executive Officer                         Chief Operating Officer

                            O'REILLY AUTOMOTIVE, INC.
                               233 South Patterson
                           Springfield, Missouri 65802

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held on May 5, 2000

Springfield, Missouri
April 4, 2000

To the Shareholders of O'Reilly Automotive, Inc.:

     The Annual Meeting of Shareholders of O'Reilly Automotive, Inc. (the "Company"), will be held on Friday, May 5, 2000, at 10:00 a.m., local time, at
the  University   Plaza  Convention   Center,   333  John  Q.  Hammons  Parkway,
Springfield, Missouri 65806, for the following purposes:

     (1) To elect two Class I Directors to the Company's Board of Directors, to serve for three years;

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 29, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements. A list of all shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be available during usual business hours at the principal office of the Company at 233 South Patterson, Springfield, Missouri 65802, to be examined by any shareholder for any purpose reasonably related to the Annual Meeting for 10 days prior to the date thereof. The list will also be available for examination throughout the conduct of the meeting.

     A copy of the Company's Annual Shareholders' Report for fiscal year 1999 accompanies this notice.

                                             By Order of the Board of Directors


                                             TRICIA HEADLEY
                                             Secretary



--------------------------------------------------------------------------------
                                   IMPORTANT

Whether or not you intend to be present at the meeting, please mark, sign, date and return the accompanying proxy promptly. An addressed, postage-paid return envelope is enclosed for your convenience.

                            O'REILLY AUTOMOTIVE, INC.
                              233 South Patterson
                           Springfield, Missouri 65802


                                 PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of O'Reilly Automotive, Inc. (the "Company"), for use at the Annual Meeting of the Company's shareholders to be held at the University Plaza Convention Center, 333 John Q. Hammons Parkway, Springfield, Missouri 65806, on Friday, May 5, 2000, at 10:00 a.m., local time, and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please return your executed proxy in the enclosed envelope and the shares represented thereby will be voted in accordance with your wishes. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 4, 2000.


                              REVOCABILITY OF PROXY

     If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing of such revocation at any time prior to the voting of the proxy.


                                   RECORD DATE

     Shareholders of record at the close of business on February 29, 2000, will be entitled to vote at the Annual Meeting.


                         ACTION TO BE TAKEN UNDER PROXY

     All properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholders' directions specified in the proxy. If no such directions have been specified by marking the appropriate squares in the accompanying proxy card, the shares will be voted by the persons named in the enclosed proxy card as follows:

     (1) FOR the election of Charles H. O'Reilly, Sr. and Charles H. O'Reilly, Jr., named herein as nominees for Class I Directors of the Company, to hold office until the annual meeting of the Company's shareholders in 2003 and until their successors have been duly elected and qualified;

     (2) According to their judgment on the transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Neither of the two nominees have indicated that they would be unable or will decline to serve as a Director. However, should any nominee become unable or unwilling to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in their stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable to serve as a Director

                       VOTING SECURITIES AND VOTING RIGHTS

     On February 29, 2000, there were 50,838,036 shares of Common Stock outstanding, which constitute all of the outstanding shares of the voting capital stock of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting, including the election of Directors.

     A majority of the outstanding shares present or represented by proxy will constitute a quorum at the meeting. The affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each person nominated for Director. Shares present at the meeting but which abstain or are represented by proxies which are marked "WITHHOLD AUTHORITY'' with respect to the election of any person to serve on the Board of Directors will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such proxies will have the same effect as a vote against the nominee as to which such abstention or direction applies. Shares not present at the meeting will not affect the election of directors. With regard to any other matter, except for the election of Directors, abstentions (including proxies which deny discretionary authority on any matters properly brought before the meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such matter. Broker non-votes will not be treated as shares represented at the meeting as to such matter(s) not voted on and therefore will have no effect.



                    PROPOSAL 1-ELECTION OF CLASS I DIRECTORS

Information About The Nominees And Directors Continuing in Office

     The Company's Amended and Restated By-laws currently provide for three classes of Directors, each class serving for a three-year term expiring one year after expiration of the term of the preceding class, so that the term of one class will expire each year. The terms of the current Class II and Class III Directors expire in 2001 and 2002, respectively. The Board of Directors has nominated Charles H. O'Reilly, Sr. and Charles H. O'Reilly, Jr., who are the current Class I Directors, for a term expiring at the annual shareholders meeting in 2003. The following table lists the principal occupation for at least the last five years of each of the nominees and the present directors continuing in office, his or her present positions and offices with the Company, the year in which he or she first was elected or appointed a director (each serving continuously since first elected or appointed), his or her age and his or her directorships in any company with a class of securities registered pursuant to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940. Charles H. O'Reilly, Sr. is the father of Charles H. O'Reilly, Jr., Rosalie O'Reilly Wooten, Lawrence P. O'Reilly and David E. O'Reilly.

                                                                          Served
                                                                              as
                                                                        Director
          Name            Age           Principal Occupation               Since
-----------------------   ---- ----------------------------------------  -------

                          Nominees for Director-Class I
           (To Be Elected to Serve a Three-Year Term Expiring in 2003)

Charles H. O'Reilly, Sr.   87   Chairman  Emeritus since March 1993         1957
                                and co-founder of the Company;
                                Chairman of the Board from 1975
                                to March 1993

Charles H. O'Reilly, Jr.   60   Vice-Chairman of the Board since            1966
                                August 1999; Chairman of the Board
                                from March 1993 to August 1999;
                                President and Chief Executive Officer
                                of the Company from 1975 to March 1993


                     Directors Continuing in Office-Class II
                            (Terms Expiring in 2001)

Rosalie O'Reilly Wooten    57   Executive Vice-President of the             1980
                                Company since 1980

Lawrence P. O'Reilly       53   Co-Chairman of the Board since August       1969
                                1999; Chief Operating Officer since
                                March 1993; President from March 1993
                                to August 1999; Vice President of the
                                Company from 1975 to March 1993

Joe C. Greene              64   Attorney-At-Law, managing partner of the    1993
                                Springfield, Missouri firm of
                                Greene & Curtis, LLP and Director of
                                Commerce Bank, N.A.in Springfield,
                                Missouri; Mr. Greene has been engaged in
                                the private practice of law for more
                                than 30 years.


                    Directors Continuing in Office-Class III
                            (Terms Expiring in 2002)

David E. O'Reilly          50   Co-Chairman of the Board since August       1972
                                1999; Chief Executive Officer since
                                March 1993; President from March 1993
                                to August 1999; Vice-President of the
                                Company from 1975 to March 1993

Jay D. Burchfield          53   President of Oklahoma City Bakery, Inc.     1997
                                in Springfield, Missouri from January
                                1999 to present; Chairman of the Board
                                and Director of Trust Company of the
                                Ozarks in Springfield, Missouri from
                                April 1998 to present; Director of
                                The Primary Care Network in Springfield,
                                Missouri from January 1998 to present;
                                Chairman of the Board and  Director of
                                City Bancorp in  Springfield,  Missouri
                                from  January  1997 to  present; Chairman
                                of the Board and CEO of Boatmen's National
                                Bank of Oklahoma in Tulsa, Oklahoma from
                                January  1996 to  January  1997; Chairman.
                                President and CEO of Boatmens's Bank of
                                Southern Missouri in Springfield, Missouri
                                from April 1987 to January 1996.
                                Mr. Burchfield's career has spanned
                                more than 25 years in the banking industry.


The Board of Directors recommends a vote "FOR" each of the nominees


Information Concerning Board of Directors

     During 1999, 4 meetings of the Board of Directors were held. During such year, each Director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a Director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the period for which he or she served, with the exception of Charles H. O'Reilly, Sr., who attended 50% of the aggregate meetings.

     The Board of Directors of the Company has a standing Audit Committee consisting of Messrs. David E. O'Reilly, Jay D. Burchfield and Joe C. Greene, and a standing Compensation Committee consisting of Messrs. Burchfield and Greene. The purpose of the Audit Committee is to review the results and scope of the audit and services provided by the Company's independent public accountants. The purpose of the Compensation Committee is to act on behalf of the Board of Directors with respect to the establishment and administration of the policies which govern the annual compensation of the Company's executive officers. The Compensation Committee also administers the Company's stock option and other benefit plans. During 1999, two Audit Committee meetings and one Compensation Committee meeting were held.

     The Company has no standing nominating committee or other committee performing a similar function.


Compensation of Directors

     The Company pays an annual fee of $10,000 to Directors who are not employees of the Company. In addition, the Company pays non-employee Directors $500 for each Board of Directors meeting or committee meeting attended. The Company also reimburses Directors for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Directors' fees of $23,500 were paid during 1999.

     The Company also maintains a Directors' Stock Option Plan, providing for an automatic annual grant (on April 22 or the first business day thereafter) to each director who is not an employee of the Company of a non-qualified stock option to purchase 10,000 shares of Common Stock at a per share exercise price equal to the fair market value of the Common Stock on the date the option is granted. Director stock options expire immediately upon the date on which the optionee ceases to be a director for any reason or seven years after the date on which the option is granted, whichever first occurs. Each of the Company's two non-employee directors were granted options in 1999 to purchase 10,000 shares of Common Stock under the Company's Directors' Stock Option Plan at an exercise price of $23.91 per share.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Joe C. Greene and Jay D. Burchfield.

     Joe C. Greene, a Director of the Company, is the Managing Partner of the law firm of Greene & Curtis, LLP, which has provided legal services to the Company in prior years and is expected to provide legal services to the Company in the future. Mr. Greene is also a Director of Commerce Bank, N.A. in Springfield, Missouri which has loaned $5 million to the Company under a promissory note.

     Jay D. Burchfield, a Director of the Company since August 20, 1997, is the Chairman of the Board of Directors of City Bancorp, President of Oklahoma City Bakery, Inc., Chairman of the Board and Director of Trust Company of the Ozarks and Director of The Primary Care Network, all in Springfield, Missouri. Mr. Burchfield's career has spanned more than 25 years, primarily in banking.

     The Company believes that the terms of the legal services provided by Mr. Greene are no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.


Executive Compensation

     The following information is given for the fiscal years ended December 31, 1999, 1998 and 1997 concerning annual and long-term compensation for services rendered to the Company and its subsidiaries for the Company's Chief Executive Officer and each of the Company's five other most highly compensated executive officers (other than the Chief Executive Officer) during 1999.

                           Summary Compensation Table

                                                                            Long-term Compensation
                                                                 ---------------------------------------
                                                                            Awards             Payouts
                                                                 --------------------------  -----------
                                        Annual Compensation                     Securities                  All Other
        Name and                 ------------------------------   Restricted    Underlying      LTIP      Compensation
   Principal Position      Year  Salary($)(a) Bonus($) Other($)  Stock Awards  Options(c)(#)  Payouts($)     ($)(b)
------------------------   ----  ------------ -------- --------  ------------  -------------  ----------  ------------


Charles H. O'Reilly, Jr.   1999     167,500    167,500        -             -              -           -        14,206
   Vice-Chairman of the    1998     198,500    198,500        -             -              -           -         7,956
   Board                   1997     199,000    199,000        -             -         15,000           -         7,631

David E. O'Reilly          1999     300,000    300,000        -             -         50,000           -        15,538
   Co-Chairman of the      1998     277,000    277,000        -             -              -           -         7,691
   Board and Chief         1997     258,500    258,500        -             -         70,000           -         7,079
   Executive Officer

Lawrence P. O'Reilly       1999     300,000    300,000        -             -         50,000           -        15,538
   Co-Chairman of the      1998     277,000    277,000        -             -              -           -         7,919
   Board and Chief         1997     258,500    258,500        -             -         70,000           -         7,307
   Operating Officer

Rosalie O'Reilly Wooten    1999     160,000          -         -            -              -           -        16,005
   Execitove Vice          1998     159,000          -         -            -              -           -         6,688
   President               1997     158,000          -         -            -         15,000           -         6,437

Ted F. Wise                1999      215,000   105,000         -            -         50,000           -        14,985
   President               1998      190,000    95,000         -            -              -           -         6,854
                           1997      173,000    85,000         -            -         50,000           -         7,079

Greg Henslee               1999      175,000         -       19,660        214        50,000           -        13,067
   President
---

(a) Includes portion of salary deferred at named executive's election under the Company's Profit Sharing and Savings Plan.

(b) "All Other Compensation" for the year ended December 31, 1999 includes (i) Company contributions of $13,306, $14,638, $14,638, $15,438, $14,499 and $12,932
to its Profit Sharing and Savings Plan made on behalf of Charles H. O'Reilly, Jr., David E. O'Reilly, Lawrence P. O'Reilly, Rosalie O'Reilly Wooten, Ted F. Wise and Greg Henslee, respectively, and (ii) the benefits inuring to Charles H. O'Reilly, Jr. ($900), David E. O'Reilly ($900), Lawrence P. O'Reilly ($900), Rosalie O'Reilly Wooten ($568), Ted F. Wise ($486) and Greg Henslee ($135) from the Company's payment of certain life insurance premiums.

(c) See  "Aggregated  Option  Exercises  in Last  Fiscal  Year  and Fiscal Year-
End Option Values" tables for additional information with respect to these options.

Information as to Stock Options

     The following table provides certain information concerning grants of options to purchase Common Stock made during the 1999 fiscal year to the named executive officers. All stock options were granted pursuant to the Company's 1993 Stock Option Plan.

                        Option Grants in Last Fiscal Year

                                                                                 Potential Realizable
                                                                               Value at Assumed Annual
                                                                                 Rates of Stock Price
                                                                               Appreciation For Option
                           Individual Grants                                             Term
-------------------------------------------------------------------------   -------------------------------

                          Number of    % of Total
                          Securities     Options    Exercise                                                  Grant
                          Underlying   Granted to    Price                                                    Date
                           Options      Employees     Per      Expiration                                    Present
         Name              Granted       in 1999    Share($)      Date            5% ($)        10%($)        Value
-----------------------  -----------  ------------  ---------  -----------  ---------------  ------------  ----------
David E. O'Reilly         50,000 (1)      4.4%        21.313     08/05/09       1,735,791      2,763,957    1,065,650
Lawrence P. O'Reilly      50,000 (1)      4.4%        21.313     08/05/09       1,735,791      2,763,957    1,065,650
Ted F. Wise               50,000 (1)      4.4%        21.313     08/05/09       1,735,791      2,763,957    1,065,650
Greg Henslee              50,000 (1)      4.4%        21.313     08/05/09       1,735,791      2,763,957    1,065,650

------

(1) Stock options become exercisable with respect to 25% of the covered shares one year from the date of grant; 50% exercisable two years from the date of grant; 75% exercisable three years from the date of grant and the remainder become exercisable four years from the date of grant.


                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                               Number of                               Number of           Value of Unexercised
                              Securities                          Unexercised Options           In-The-Money
                               Underlying                              at FY-End                   Options      -
                                Options             Value              Exercisable/                at FY-End ($)(1)
       Name                   Exercised (#)      Realized ($)         Unexercisable        Exercisable/Unexercisable
-------------------------  ------------------  ---------------  ------------------------  ----------------------------
Charles H. O'Reilly, Jr.        100,000           2,412,500          15,000 / 15,000             183,750 / 183,750
David E. O'Reilly               100,000           2,412,500         110,000 / 80,000           1,337,500 / 286,850
Lawrence P. O'Reilly            100,000           2,412,500         110,000 / 80,000           1,337,500 / 286,850
Rosalie O'Reilly Wooten          40,000             965,000          15,000 / 15,000             183,750 / 183,750
Ted F. Wise                      40,000           1,210,625          70,000 / 80,000             811,180 / 286,850
Greg Henslee                          0                   0          78,750 / 76,250             979,703 / 179,038
-----

(1) Represents the market value of the underlying Common Stock on December 31, 1999, less the aggregate exercise price.

Employment Arrangements With Executive Officers

The Company entered into written employment agreements effective January 1, 1993, with David E. O'Reilly, Lawrence P. O'Reilly, Charles H. O'Reilly, Jr. and Rosalie O'Reilly Wooten. Such agreements, which are in substantially identical form, provide for each of the foregoing executive officers to be employed by the Company for a minimum period of three years and automatically renew for each calendar year thereafter. As compensation for services rendered to the Company, the agreements provide for each executive officer to receive (i) a base annual salary of $220,000 for David and Lawrence O'Reilly, $176,000 for Charles
O'Reilly, Jr. and $140,000 for Rosalie OReilly Wooten, adjusted annually for increases in the cost of living as reflected by the Consumer Price Index for All Urban Consumers as determined by the United States Department of Labor, Bureau of Labor Statistics, and (ii) a bonus, the amount of which is determined by reference to such criteria as may be established by the Compensation Committee.

     The Company has also entered into written retirement  agreements with David
E. O'Reilly, Lawrence P. O'Reilly, Charles H. O'Reilly, Jr. and Rosalie O'Reilly Wooten. Such agreements, which are in substantially identical form, provide for each of the foregoing executive officers to be employed as a consultant upon retirement, for a period of ten years at a yearly salary of $100,000. The agreements also provide for each officer to receive medical benefits, death and disability benefits, as well as the use of a car and the Company plane.

     An executive officer's employment may be terminated by the Company for cause (as defined in the agreement) or without cause. If an executive officer's employment is terminated for cause or if an executive officer resigns, such executive officer's salary and bonus rights will cease on the date of such termination or resignation. If the Company terminates an executive officer without cause, all compensation payments will continue through the remainder of the agreement's term. Pursuant to his or her respective agreement, each executive officer has agreed for so long as he or she is receiving payments thereunder to refrain from disclosing information confidential to the Company or engaging, directly or indirectly, in any automotive parts distribution, manufacturing or sales business in the states in which the Company operates without prior written consent of the Company.


Report of the Compensation Committee

General

     The Compensation Committee of the Board of Directors is responsible for recommending to the Board of Directors a compensation package and specific compensation levels for the executive officers of the Company. Additionally, the Compensation Committee establishes policies and guidelines for other benefit programs and administers the award of stock options under the Company's 1993 Stock Option Plan. The Compensation Committee is composed of two non-employee members of the Board of Directors.

Policy

     The Compensation Committee's policy with respect to executive compensation is to provide the executive officers of the Company with a total compensation package which is competitive and equitable and which encourages and rewards performance based in part upon the Company's performance in terms of increases in share value. The key components of the Company's compensation package for its executive officers are base salary, annual cash bonuses and long-term, stock-based incentives.

Base Salary

     The minimum annual base salary of each of Charles H.  O'Reilly,  Jr., David
E. O'Reilly, Lawrence P. O'Reilly and Rosalie O'Reilly Wooten is fixed under their employment agreements with the Company, subject to increases by the Board of Directors (after considering the recommendations of the Compensation Committee). The base salary for each of these executive officers was established prior to the Company's initial public offering in April 1993. The minimum annual base salary, which was set by the Board of Directors (as then constituted) for purposes of the employment agreements with each of the aforementioned executive officers, represented the subjective judgment of the Board as to a fair minimum compensation level, taking into account the then contemplated initial public offering and the potential for additional cash compensation in the form of a bonus for 1993. Any future recommendation by the Compensation Committee for adjustments to the annual base salary of an executive officer will be for the purposes of bringing them in line with base compensation then being paid by the Company's competitors for executive management, based upon the Compensation Committee's review of, among other things, compensation data for comparable companies and positions, and, in the case of executive officers other than the Chief Executive Officer, the Chairman of the Board or the Chief Operating
Officer, reflecting increased responsibilities. The Compensation Committee believes that the Company's principal competitors for executive management are not necessarily the same companies that would be included in a peer group compiled for purposes of comparing shareholder returns. Consequently, the companies that are reviewed for such compensation purposes may not be the same as the companies comprising the Nasdaq-Amex Retail Trade Stock Price Index included in this Proxy Statement. The base salaries of the aforementioned executive officers were increased in 1999 to reflect increases in the Consumer Price Index from 1998 to 1999, increases in responsibilities due to the Company's growth and to align executive compensation with comparable companies and positions.

Bonuses

     The Compensation Committee has established a bonus plan for the Chief Executive Officer, the Chairman of the Board and the Chief Operating Officer of the Company based upon objective criteria. Under this bonus plan, the Chief Executive Officer, the Chairman of the Board and the Chief Operating Officer of the Company each will receive a bonus based upon a percentage of pre-tax earnings (with no minimum level of pre-tax earnings required), exclusive of extraordinary items, earned by the Company, subject to a maximum cash bonus equal to such executive officer's base salary for the year in which such bonus is earned. The bonuses to be awarded to all other officers of the Company are based upon each such officer's contribution, responsibility and performance during the year, and are thus subjective in nature. In formulating its recommendation for the bonuses of such other officers of the Company, the Compensation Committee considers, among other things, the evaluation of the Chief Executive Officer of the Company with regard to the contribution, responsibility and performance of the officer in question and his views on the appropriate compensation level of such executive officer.

Long-Term Incentives

     The only long-term incentive currently offered by the Company is stock option awards. Stock options may be awarded to the Chief Executive Officer, the other individual executive officers and upper and middle managers by the Board of Directors, based upon, in the case of the Chief Executive Officer and other individual executive officers, the recommendation of the Compensation Committee.

     It is the stock option program which links rewards to the achievement of long-term corporate performance. In determining whether and how many options should be granted, the Compensation Committee may consider the responsibilities and seniority of each of the executive officers, as well as the financial performance of the Company and such other factors as it deems appropriate, consistent with the Company's compensation policies. However, the Compensation Committee has not established specific target awards governing the receipt, timing or size of option grants. Thus, determinations with respect to the granting of stock options are subjective in nature.

CEO Compensation

     The base salary of Mr. David E. O'Reilly, the Chief Executive Officer of the Company, was established under his employment agreement dated January 1, 1993, and the criterion to be achieved for his bonus was determined by the Compensation Committee in February 1999, based upon a percentage of the pre-tax earnings, exclusive of extraordinary items, earned by the Company in 1998. This cash bonus, in an amount equal to his base salary for 1999, was paid to the Chief Executive Officer in equal monthly installments during 1999. The cash bonus to be paid to the Chief Executive Officer in 2000 will be based upon the same percentage of pre-tax earnings, exclusive of extraordinary items, earned by the Company in 1999, not to exceed the Chief Executive Officer's base salary for 2000.

Respectfully submitted,

THE  COMPENSATION  COMMITTEE OF THE BOARD OF  DIRECTORS OF O'REILLY  AUTOMOTIVE,
INC.


    Jay D. Burchfield, Chairman of the Compensation Committee
    Joe C. Greene, Member of the Compensation Committee

Transactions with Insiders and Others

     Sixty-two of the Company's stores were leased from one of two real estate investment partnerships and a limited liability corporation formed by the O'Reilly family. Leases with unaffiliated parties generally provide for payment of a fixed base rent, payment of certain tax, insurance and maintenance expenses, and an original term of 5 years, subject to one or more renewals at the Company's option. The Company has entered into separate master lease agreements with each of the affiliated real estate investment partnerships and the limited liability corporation for the occupancy of the stores covered thereby. The master lease agreements with the real estate investment partnerships expired on December 31, 1998 and were renewed through December 2004. The term of the master lease with the limited liability corporation expires on December 31, 2013. The Company believes that the terms and conditions of the transactions with affiliates described above were no less favorable to the Company than those that would have been available to the Company in comparable transactions with unaffiliated parties.

Compliance with Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation of over $1 million paid to any one of the corporation's chief executive officer and four other most highly compensated executive officers for any single fiscal year. Qualifying performance-based compensation is not subject to such limitation if certain requirements are met. Because the Company's 1993 Stock Option Plan may not satisfy the requirements of Section 162(m) with respect to the options more recently granted thereunder, the Compensation Committee may take action in the future to comply with these requirements. Given the current levels of cash compensation paid to the Company's executive officers, the Compensation Committee is not expected to take any action with respect to the cash elements of the Company's executive compensation program at this time, but will evaluate possible action, to the extent consistent with other objectives of the Company's compensation program, if the cash compensation of any executive officer approaches the $1 million level in the future.

Performance Graph

     Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return of a $100 investment on December 31, 1994, in the Company's Common Stock against the Nasdaq-Amex Stock Market Total Return Index and the Nasdaq-Amex Retail Trade Stocks Total Return Index, assuming reinvestment of all dividends.


  Measurement Period       O'Reilly          Nasdaq-Amex          Nasdaq-Amex
(Fiscal Year Covered)   Automotive, Inc.     Stock Market    Retail Trade Stocks
---------------------  ------------------  ---------------  --------------------

12/94                         100                 100                 100
12/95                         117                 141                 110
12/96                         129                 174                 131
12/97                         212                 213                 154
12/98                         382                 300                 188
12/99                         347                 542                 182

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of February 29, 2000, the beneficial ownership of each current Director (including the two nominees for Director), each of the executive officers named in the Summary Compensation Table set forth herein, the executive officers and Directors as a group, and each shareholder known to management of the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owners set forth in the table have sole voting and investment power.


                                             Amount and Nature
                                               of Beneficial          Percent
       Name and Address                         Ownership            of Class(%)
--------------------------------------  -------------------------  -------------

Charles H. "Chub" O'Reilly, Sr. (a)(b)               88,094                 *
Charles H. O'Reilly, Jr. (a)(c)                   2,816,688               5.5
David E. O'Reilly (a)(d)                          3,464,347               6.7
Lawrence P. O'Reilly (a)(e)                       3,705,533               7.2
Rosalie O'Reilly Wooten (a)(f)                    2,267,189               4.4
Ted F. Wise (a)(g)                                  338,397                 *
Greg Henslee (a)(h)                                 170,867                 *
Jay Burchfield (i)                                   34,000                 *
Joe C. Greene (j)                                    64,400                 *
All Directors and executive officers
  as a group (10 persons)(k)                     13,023,444              25.2
T. Rowe Price Associates, Inc. (l)                4,711,600               9.2
-----

*less than 1%

(a) The address of Messrs. O'Reilly, Wise, Henslee and Ms. Wooten is O'Reilly Automotive, Inc., 233 S. Patterson, Springfield, Missouri 65802.

(b) The stated number of shares includes 72,000 shares held through the  Charles
H. O'Reilly, Sr. Rev. Trust, 4,088 shares held in the O'Reilly Automotive Employee Stock Purchase Plan with UMB Bank, N.A. as trustee, 2,000 shares held by Mr. O'Reilly's wife and 10,006 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee.

(c) The stated number of shares includes 1,169,896 shares held through the Charles H. O'Reilly, Jr. Rev. Trust, 1,030,530 shares controlled by Mr. O'Reilly as trustee of a trust for the benefit of his children, 127,128 shares held by Mr. O'Reilly as custodian for his son, 384,836 shares controlled by Mr. O'Reilly's wife pursuant to a voting trust, 70,000 shares controlled by Mr. O'Reilly as a general partner of a family limited partnership, 4,298 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 15,000 shares subject to options exercisable within 60 days of February 29, 2000.

(d) The stated number of shares includes 760,558 shares held through the David O'Reilly, Rev. Trust, 2,144,136 shares controlled by Mr. O'Reilly as trustee of two trusts for the benefit of his children, 366,812 shares held by Mr. O'Reilly as custodian for two of his three children, 2,841 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 110,000 shares subject to options exercisable within 60 days of February 29, 2000.

(e) The stated number of shares includes 1,338,956 shares held through the Lawrence P. O'Reilly Rev. Trust, 1,466,378 shares controlled by Mr. O'Reilly as trustee of a trust for the benefit of his children, 174,173 shares held by Mr. O'Reilly as custodian for his daughter, 507,788 shares controlled by Mr. O'Reilly's wife pursuant to a voting trust, 4,602 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 110,000 shares subject to options exercisable within 60 days of February 29, 2000.

(f) The stated number of shares includes 891,424 shares held through the Rosalie O'Reilly Wooten, Rev. Trust, 993,172 shares controlled by Ms. Wooten as trustee of a trust for the benefit of her children, 349,788 shares controlled by Ms. Wooten's husband as trustee for the benefit of Ms. Wooten's children and their descendants, 2,805 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 15,000 shares subject to options exercisable within 60 days of February 29, 2000.

(g) Includes 104,726 shares held of record by a revocable trust of which Mr. Wise, as the sole trustee, has sole voting and investing power, 3,671 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as trustee and 70,000 shares subject to options exercisable within 60 days of February 29, 2000. Also includes 80,000 shares held of record by a revocable trust of which Mr. Wise's wife, as the sole trustee, has sole voting and investment power.

(h) The stated number of shares includes 9,534 shares jointly owned by Mr. Henslee and his wife, 3,861 shares held in the O'Reilly Employee Savings Plus Plan with SunTrust Bank as Trustee, 918 shares awarded by the Company's Performance Incentive Plan and 1,554 shares held in the O'Reilly Automotive Stock Purchase Plan with UMB Bank, N.A. as trustee. Also includes 78,750 shares subject to options exercisable within 60 days of February 29, 2000.

(i) Includes 30,000 shares subject to options exercisable within 60 days of February 29, 2000. Mr. Burchfield's mailing address is 3742 East Eaglescliffe Dr., Springfield, Missouri 65809.

(j) Includes 60,000 shares subject to options exercisable within 60 days of February 29, 2000. Mr. Greene's mailing address is 1340 East Woodhurst, Springfield, Missouri 65804.

(k) Includes options to purchase a total of 906,000 shares held by such directors and executive officers which are exercisable within 60 days of February 29, 2000.

(l) As reflected on such beneficial owner's Schedule 13G filed on February 8, 2000, provided to the Company in accordance with the Securities Exchange Act of 1934, as amended. These securities are owned by various individual and institutional investors, to whom T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has expressly disclaimed that it is, in fact, the beneficial owner of such securities. Of the 4,711,600 shares reported, Price Associates claimed sole voting power of 752,000 shares, no shared voting power, sole dispositive power of 4,711,600 shares and no shared dispositive power. Such beneficial owner's mailing address is believed to be 100
E. Pratt Street, Baltimore, Maryland 21202.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such individuals are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on the Company's review of the copies of such forms furnished to it and written representations with respect to the timely filing of all reports required to be filed, the Company believes that such persons complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1999.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of Ernst & Young LLP served as the Company's independent auditors for the year ended December 31, 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders, and such representatives will have the opportunity to make statements if they so desire.

                           ANNUAL SHAREHOLDERS' REPORT

     The Annual Shareholders' Report of the Company for fiscal 1999 containing, among other things, audited consolidated financial statements of the Company, accompanies this Proxy Statement.

        FUTURE PROPOSALS OF SHAREHOLDERS FUTURE PROPOSALS OF SHAREHOLDERS

     Shareholder proposals intended to be presented at the year 2001 Annual Meeting and included in the Company's proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company's principal executive offices by December 5, 2000. In order for shareholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company's principal executive offices by February 19, 2001. The Company's Amended Bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than February 19, 2001 and not earlier than January 20, 2001.

                                 OTHER BUSINESS

     The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote the proxy on such matters in accordance with their judgment as to the best interests of the Company.

                                  MISCELLANEOUS

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals and will agree to reimburse them for their reasonable out-of-pocket expenses.

     Shareholders are urged to mark, sign, date and send in their proxies without delay.

                             ADDITIONAL INFORMATION

     Additional information regarding the Company can be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed by the Company with the Securities and Exchange Commission. A copy of the Company's Annual Report (excluding exhibits) is available to shareholders without charge, upon written request to O'Reilly Automotive, Inc., 233 South Patterson, Springfield, Missouri 65802, Attention: Secretary.

                                             By Order of the Board of Directors


                                                              Tricia Headley
                                                              Secretary

Springfield, Missouri
April 4, 2000